Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Rasmus van der Colff	Cas Purdy
Guidance Software, Inc.	Guidance Software, Inc.
626-768-4607	626-768-4666
investorrelations@guidancesoftware.com	cas.purdy@guidancesoftware.com

Guidance Software Reports Record Q4 2010

•	Record Q4 and record full year 2010 revenues

•	Q4 2010 Non-GAAP earnings per share of $0.05

•	Provides 2011 financial outlook

PASADENA, Calif. – February 15, 2011 – Guidance Software, Inc. (NASDAQ: GUID) today reported financial results for the fourth quarter and year ended December 31, 2010.

Fourth quarter 2010 financial highlights, calculated in accordance with generally accepted accounting principles (GAAP) include:

•	Revenue of $26.0 million, an increase of $5.2 million, or 25 percent, from $20.8 million in the fourth quarter of 2009

•	Product revenue of $12.3 million, an increase of $2.1 million, or 21 percent, from $10.2 million in the fourth quarter of 2009

•	Services and maintenance revenue of $13.6 million, an increase of $3.0 million, or 29 percent, from $10.6 million in the fourth quarter of 2009

•	GAAP net loss of $0.4 million, or ($0.02) per share, compared to a GAAP net loss of $0.6 million, or ($0.02) per share, in the fourth quarter of 2009

On a non-GAAP basis, which excludes share-based compensation and amortization of intangibles, the company reported pre-tax net income of $1.2 million, or $0.05 per share, in the fourth quarter of 2010. For the fourth quarter of 2009, non-GAAP pre-tax net income was $190,000, or $0.01 per share.

For the year ended December 31, 2010, the company reported total revenue of $91.9 million, an increase of $17.0 million, or 23 percent, from $74.9 million in the year ended December 31, 2009.

On a GAAP basis, net loss was $4.6 million, or ($0.20) per share for the full year 2010, compared to a net loss of $13.9 million or ($0.60) per share, for the prior year. Non-GAAP pre-tax net income for the year ended December 31, 2010 was $1.6 million, or $0.07 per share, compared to non-GAAP pre-tax net loss of $8.1 million, or ($0.35) per share for the prior year.

Guidance Software President and Chief Executive Officer Victor Limongelli said, “Our fourth quarter performance marks a strong end to a record year. We have experienced solid demand for version 4 of EnCase® eDiscovery, which was released in late August, as well as our EnCase® Cybersecurity offering. Looking to 2011, we expect continued improvement in the eDiscovery and Cybersecurity markets and believe Guidance Software is uniquely positioned to benefit.”

Fourth Quarter 2010 Highlights and Recent Events

•

The company added 32 new EnCase® Enterprise customers in the fourth quarter of 2010. EnCase® Enterprise customers gained over the life of the product include over half of the Fortune 100 and over thirty percent of the Fortune 500. The company also added 13 new EnCase® eDiscovery customers and 11 new EnCase® Cybersecurity customers.

•

The company expanded its business with new and existing customers during the fourth quarter with sales to leading companies and agencies such as AirTran Airways, Enbridge, Nissan North America, Lockheed Martin Corporation, Starwood Hotels and United Technologies Corporation.

•

In November 2010, the company announced that the United States Patent and Trademark Office had awarded a patent to Guidance Software for an invention titled “System and Method for Searching Static Data in Computer Investigation Systems” relating to its unique system and method of optimized distributed search in computer investigations.

•

In November 2010, the company announced that eight solution providers with specializations in the data security market had joined its Worldwide Channel Partner Program to deliver Guidance Software’s EnCase® Cybersecurity software and related services. Members of the program include Accuvant, Inc., a national security consulting organization based in Denver, and FishNet Security, a national information security solutions provider headquartered in Kansas City, Mo.

2011 Financial Outlook:

The company is initiating its guidance for the year ended December 31, 2011, as follows:

•	Revenues are expected to be in the range of $99 million to $103 million, representing year-over-year growth of 8% - 12%.

•	Non-GAAP pre-tax earnings are expected to be approximately $0.12 - $0.18 per share.

Conference Call Information:

The company will host a conference call today at 2:00 p.m. pacific time, 5:00 p.m. eastern time to discuss its quarterly results. Participants should call (877) 303-9850 (North America) or (408) 427-3732 (International) and should dial in at least 5 minutes prior to the conference call.

A webcast and replay of the call may also be found on the Internet through Guidance Software’s Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (706) 645-9291, passcode 37713028, available from 8:00 pm eastern time, February 15, 2011, through midnight eastern time, February 23, 2011.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase® platform provides the foundation for government, corporate and law enforcement organizations to conduct thorough, network-enabled, and court-validated computer investigations of any kind, such as responding to eDiscovery requests, conducting internal investigations, responding to regulatory inquiries or performing data and compliance auditing - all while maintaining the integrity of the data. There are more than 30,000 licensed users of the EnCase® technology worldwide, the EnCase® Enterprise platform is used by over half of the Fortune 100, and thousands attend Guidance Software’s renowned training programs annually. For more information about Guidance Software, visit http://www.guidancesoftware.com.

Follow Guidance Software on Twitter at http://twitter.com/encase and on Facebook at http://www.facebook.com/guidancesoftware.

EnCase®, EnScript®, FastBloc®, EnCE®, Guidance Software™ and Tableau™ are registered trademarks or trademarks owned by Guidance Software in the United States and other jurisdictions and may not be used without prior written permission. All other marks and brands may be claimed as the property of their respective owners.

Forward Looking Statements:

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations.

There can be no assurance that demand for the company’s products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable.

There are also risks that the company’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the company’s financial performance; that the company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the company’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission.

The company specifically disclaims any responsibility for updating these forward-looking statements.

GUID-F

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenues:
Product revenue	$12,345	$10,234	$43,930	$34,068
Services and maintenance revenue	13,607	10,556	47,970	40,822

Total revenues	25,952	20,790	91,900	74,890

Cost of revenues:
Cost of product revenue	1,664	819	4,937	2,793
Cost of services and maintenance revenue	5,781	4,350	19,874	17,898

Total cost of revenues	7,445	5,169	24,811	20,691

Gross profit	18,507	15,621	67,089	54,199

Operating expenses:
Selling and marketing	9,707	9,087	35,947	36,475
Research and development	4,398	3,628	17,012	14,225
General and administrative	3,594	2,917	13,985	13,497
Depreciation and amortization	1,232	1,069	4,700	4,427

Total operating expenses	18,931	16,701	71,644	68,624

Operating income (loss)	(424)	(1,080)	(4,555)	(14,425)
Interest income and other, net	9	44	74	120

Income (loss) before income taxes	(415)	(1,036)	(4,481)	(14,305)
Income tax provision (benefit)	31	(465)	121	(380)

Net income (loss)	$(446)	$(571)	$(4,602)	$(13,925)

Net income (loss) per share	$(0.02)	$(0.02)	$(0.20)	$(0.60)

Shares used in per share calculation - basic	22,949	22,961	23,024	23,093

Shares used in per share calculation - diluted	22,949	22,961	23,024	23,093

Supplemental Financial Data
Non-GAAP income (loss) before income taxes excluding share-based compensation expense, restructuring costs, acquisition-related expense and amortization of intangibles	$1,160	$190	$1,646	$(8,060)

Non-GAAP income (loss) before income taxes per basic and diluted shares outstanding excluding share-based compensation expense, restructuring costs, acquisition-related expense and amortization of intangibles	$0.05	$0.01	$0.07	$(0.35)

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income (Loss)

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Calculation of pre-tax non-GAAP income (loss):
GAAP net income (loss)	$(446)	$(571)	$(4,602)	$(13,925)
Add:
Income tax provision (benefit)	31	(465)	121	(380)
Acquisition- related expense	—	—	223	—
Amortization of intangibles	273	—	717	—
Restructuring costs	—	—	—	302
Share-based compensation expense (including related payroll taxes paid by the Company)	1,302	1,226	5,187	5,943

Non-GAAP income (loss) before income taxes excluding share-based compensation expense, restructuring costs, acquisition-related expense and amortization of intangibles	$1,160	$190	$1,646	$(8,060)

Non-GAAP income (loss) per share before income taxes excluding share-based compensation expense, restructuring costs, acquisition-related expense and amortization of intangibles
Basic	$0.05	$0.01	$0.07	$(0.35)

Diluted	$0.05	$0.01	$0.07	$(0.35)

Shares used in per share calculations:
Basic	22,949	22,961	23,024	23,093

Diluted	23,897	24,182	23,502	23,093

Detail of Share-based Compensation Expense:
Cost of product revenue	18	5	54	23
Cost of service and maintenance revenue	197	213	847	1,098
Selling and marketing	389	425	1,601	1,992
Research and development	335	305	1,192	1,320
General and administrative	363	278	1,493	1,510

Total share-based compensation expense	1,302	1,226	5,187	5,943

Detail of Restructuring Costs:
Cost of product revenue	—	—	—	13
Cost of service and maintenance revenue	—	—	—	89
Selling and marketing	—	—	—	98
Research and development	—	—	—	—
General and administrative	—	—	—	102

Total Restructuring Costs	—	—	—	302

Detail of Acquisition-related Expense:
General and administrative	—	—	223	—

Notes to Unaudited Condensed Consolidated Statements of Operations:

This press release and its attachments include the non-GAAP financial measures of income (loss) before income taxes excluding share-based compensation expense, restructuring costs, acquisition-related expenses and amortization of intangibles and non-GAAP income (loss) before income taxes per share excluding share-based compensation expense, restructuring costs, acquisition-related expenses and amortization of intangibles, which are reconciled to net loss and net loss per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below.

Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net loss and net loss per share calculated in accordance with GAAP.

Non-GAAP income (loss) is defined as follows: GAAP net income (loss) before income taxes excluding share-based compensation expense, restructuring costs, acquisition-related expenses and amortization of intangibles. Share-based compensation expense is recorded in accordance with the FASB Accounting Standards Codification (ASC 718) Compensation – Stock Compensation Topic (formerly Statement of Financial Accounting Standard No. 123R, “Share-Based Payment”) for equity awards to employees and directors. Management and the Board of Directors believe it is useful to review the supplemental non-GAAP financial measures, which excludes income taxes and expenses related to share-based compensation, restructuring, acquisition-related expenses and amortization of intangibles in evaluating the Company, its management team and business unit performance during a particular time period. Share-based compensation expense, restructuring costs, acquisition-related expenses, amortization of intangibles and income taxes are not the responsibility of operating managers and generally cannot be changed or influenced by management.

Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to income taxes, share-based compensation expense, restructuring costs, acquisition-related expenses and amortization of intangibles because it facilitates comparability with prior period information.

Accordingly, management and the Board of Directors do not consider these excluded costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2010	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$27,621	$21,780	$36,585
Trade receivables, net	16,344	19,045	16,932
Inventory	987	1,070	275
Prepaid expenses and other current assets	1,934	2,250	1,958

Total current assets	46,886	44,145	55,750

Long-term assets:
Property and equipment, net	11,351	11,880	12,835
Intangible assets, net	5,058	5,331	—
Goodwill	3,711	3,711	—
Other assets	434	434	434

Total long-term assets	20,554	21,356	13,269

Total assets	$67,440	$65,501	$69,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,568	$2,543	$3,226
Accrued liabilities	7,255	5,935	4,143
Capital lease obligations	76	59	75
Deferred revenues	30,279	30,227	32,336

Total current liabilities	40,178	38,764	39,780

Long-term liabilities:
Rent incentives	1,221	1,403	1,929
Capital lease obligations	116	75	96
Deferred revenues	3,335	3,400	3,752
Deferred tax liabilities	61	—	—

Total long-term liabilities	4,733	4,878	5,777

Stockholders’ equity:
Common stock	23	23	23
Additional paid-in capital	68,311	66,864	62,683
Treasury stock	(4,039)	(3,708)	(2,080)
Accumulated deficit	(41,766)	(41,320)	(37,164)

Total stockholders’ equity	22,529	21,859	23,462

Total liabilities and stockholders’ equity	$67,440	$65,501	$69,019

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended December 31,
	2010	2009
Operating Activities:
Net loss	$(4,602)	$(13,925)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation & amortization	4,700	4,427
Change in doubtful accounts	(48)	(252)
Share-based compensation	5,187	5,943
Deferred taxes	61	—
Loss on disposal of assets	35	1
Changes in operating assets and liabilities:
Trade receivables	1,159	8,313
Inventory	17	(38)
Prepaid expenses and other assets	25	175
Accounts payable	(775)	(86)
Accrued liabilities	2,351	(2,402)
Deferred revenues	(2,474)	2,803

Net cash provided by operating activities	5,636	4,959

Investing Activities:
Purchase of property and equipment	(2,317)	(2,576)
Proceeds from sale of property and equipment	1	6
Acquisition, net of cash acquired	(10,686)	—

Net cash used in investing activities	(13,002)	(2,570)

Financing Activities:
Proceeds from the exercise of stock options	441	118
Common stock repurchased or withheld	(1,959)	(1,768)
Principal payments on capital leases	(80)	(160)

Net cash used in financing activities	(1,598)	(1,810)

Net (decrease) increase in cash and cash equivalents	(8,964)	579
Cash and cash equivalents, beginning of period	36,585	36,006

Cash and cash equivalents, end of period	$27,621	$36,585